SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
 EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
 Soliciting Material Pursuant to Rule 14a-12

THE SWISS HELVETIA FUND, INC.
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SUPPLEMENT TO THE PROXY STATEMENT DATED MAY 4, 2016 FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS OF
THE SWISS HELVETIA FUND, INC. TO BE HELD JUNE 23, 2016
This Supplement to the Proxy Statement (the "Proxy Statement") of The Swiss Helvetia Fund, Inc. (the "Fund") dated May 4, 2016 updates and supplements the Proxy Statement.  Unless otherwise noted, capitalized terms herein have the meanings ascribed thereto in the Proxy Statement.
PricewaterhouseCoopers LLP ("PwC"), the Fund's independent registered public accounting firm, has advised the Audit Committee of the Board of Directors of the Fund (the "Audit Committee") that it is in discussions with the Staff of the Securities and Exchange Commission (the "SEC Staff"), regarding the interpretation and application of Rule 2-01(c)(1)(ii)(A) of Regulation S-X, or the "Loan Rule."  The Loan Rule prohibits accounting firms, such as PwC, from having certain financial relationships with their audit clients and affiliated entities.  Specifically, the Loan Rule provides, in relevant part, that an accounting firm generally would not be independent if it receives a loan from a lender that is a "record or beneficial owner of more than ten percent of the audit client's equity securities."  An "audit client" is defined to include affiliates of the entity being audited, including members of the same "investment company complex."  In the case of the Fund, the investment company complex includes other funds advised by Schroder Investment Management North America Inc., the Fund's investment adviser, and its affiliates.
PwC has notified the Audit Committee that certain of PwC's lenders hold, as record owner, shares of one or more funds within the Schroders investment company complex, thereby implicating the Loan Rule.  PwC also has notified the Audit Committee that a subsidiary of one of its lenders is a beneficial owner of more than ten percent of the Fund's common stock.  PwC has advised the Audit Committee that none of these lending relationships compromised or impaired its objectivity and impartiality in connection with its audits of the Fund's financial statements and that PwC continues to be independent accountants with respect to the Fund, within the meaning of PCAOB Rule 3520, Auditor Independence.  PwC continues to have discussions with the SEC Staff concerning the interpretation and application of the Loan Rule.
The Fund's Board of Directors continues to recommend a vote "FOR" Proposal 2 to ratify the selection of PwC as the Fund's independent registered public firm for the fiscal year ending December 31, 2016.
The Audit Committee and the Board of Directors may change the appointment of PwC at any time during the year if they determine that such change would be in the best interests of the Fund and its stockholders.
This Supplement to the Proxy Statement provides additional information to the Proxy Statement for the Fund's 2016 Annual Meeting that was previously made available to stockholders.  Except as described above, this Supplement does not modify, amend, supplement or otherwise affect any other matter presented for consideration at the 2016 Annual Meeting.  Please refer to the Proxy Statement for additional information concerning the 2016 Annual Meeting and the matters on which your Proxy is solicited by the Board of Directors of the Fund.
Dated:  June 17, 2016